Exhibit 10.4

ADOPTION AGREEMENT

1.01	PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a) ☐	adopts a new plan as of [month, day, year]

(b) ☒

amends and restates its existing plan as of 5/9/2019          [month, day, year] which is the Amendment Restatement Date.  Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date.

Original Effective Date:  10/15/1994               [month, day, year]

Pre-409A Grandfathering:   ☒  Yes   ☐  No

1.02	PLAN

Plan Name: SITE Centers Corp. Elective Deferred Compensation Plan (the “Plan”)

Plan Year:  Calendar year

The Plan document is comprised of this Adoption Agreement and the Basic Plan Document.

1.03	Plan Sponsor

Name:	SITE Centers Corp.
Address:	3300 Enterprise Parkway, Beachwood, Ohio 44122
Phone # :	877-225-5337
EIN:	34-1723097
Fiscal Yr:	Calendar year

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

☒ Yes	☐ No

DRAFT

1.04	Employer

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

Entity	Publicly Traded on Est. Securities Market

	Yes	No
Not applicable	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

1.05	Administrator

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	SITE Centers Corp.
Address:	3300 Enterprise Parkway, Beachwood, Ohio 44122

Note:

The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan.  Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06	key employee determination DATEs

The Identification Date for purposes of determining Key Employees will be designated in accordance with the policy adopted by the Plan Sponsor for such purpose.

In the absence of a designation as described in the preceding sentence, the Identification Date is December 31.

The effective date for purposes of applying the six month delay in distributions to Key Employees will be designated in accordance with the policy adopted by the Plan Sponsor for such purpose.

In the absence of a designation described in the preceding sentence, the effective date is the first day of the fourth month following the Identification Date.

DRAFT

2.01	Participation

(a) ☒	Employees [complete (i), (ii) or (iii)]

(i) ☐	Eligible Employees are selected by the Employer.

(ii) ☒	Eligible Employees are those employees of the Employer who satisfy the following criteria:

Executive Officers and members of the management team of
SITE Centers Corp. who are selected to participate in the plan by the
Administrator. Moreover, the Administrator may from time to time establish criteria for eligibility, and employees meeting those criteria shall be eligible to participate.

(iii) ☐	Employees are not eligible to participate.

(b) ☒	Directors [complete (i), (ii) or (iii)]

(i) ☐	All Directors are eligible to participate.

(ii) ☐	Only Directors selected by the Employer are eligible to participate.

(iii) ☒	Directors are not eligible to participate.

DRAFT

3.01Compensation

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a)	☒	Compensation is defined as:
in Section 2.9, but
excluding all compensation other than base salary and
amounts provided pursuant to the SITE Centers Cash
Incentive Plan or other cash based incentive payments as
determined by the administrator prior to the start of the
calendar year and prior to the deadline for the deferral
election to which such cash based incentives relate.
(b)	☐	Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.
(c)	☐	Director Compensation is defined as:

(d)	☐	Compensation shall, for all Plan purposes, be limited to $ .
(e)	☐	Not Applicable.

3.02	BonusES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

Type		Will be treated as Performance Based Compensation

		Yes	No

SITE Centers Cash Incentive Plan or other cash based incentive payments as determined by the administrator prior to the start of the calendar year and prior to the deadline for the deferral election to which such cash based incentives relate

		☐	☒
		☐	☐
		☐	☐
		☐	☐
		☐	☐

☐	Not Applicable.

DRAFT

4.01Participant Contributions

If Participant contributions are permitted, complete (a), (b), and (c).  Otherwise complete (d).

(a)	Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration.  For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”.

(i)	Compensation Other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a) Base Salary	1	5,000,000			$100
(b)
(c)

Note:  The increment is required to determine the permissible deferral amounts.  For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii)	Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
(a) SITE Centers Cash Incentive Plan or other cash based incentive payments	1	5,000,000	1	100	1% or $100
(b)
(c)

(iii)	Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max

(iv)	Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Retainer
Meeting Fees
Other:
Other:

DRAFT

(b)	Election Period

(i)	Performance Based Compensation

A special election period

☐	Does	☒	Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii)	Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

☒	May	☐	May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan in accordance with Section 4.3.

(c)	Revocation of Deferral Agreement

A Participant’s deferral agreement

☐	Will
☒	Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer to the extent necessary to satisfy the requirements of Reg. Sec. 1.401(k)-1(d)(3).  If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)	No Participant Contributions

☐	Participant contributions are not permitted under the Plan.

DRAFT

5.01	Employer Contributions

If Employer contributions are permitted, complete (a) and/or (b).  Otherwise complete (c).

(a)	Matching Contributions

(i)	Amount for Plan Years Prior to January 1, 2020

For each Plan Year prior to January 1, 2020, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(iii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A) ☐	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B) ☐	An amount determined by the Employer in its sole discretion

(C) ☐	Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D) ☒

Other: For each Participant who has made elective contributions (as defined in 26 CFR section 1.401(k)-6 (“QP Deferrals”)) of the maximum permitted under Code section 402(g), or the maximum permitted under the terms of the SITE Centers Corp. 401(k) Plan and Trust (the “QP”), to the QP, the Employer shall make a Matching Contribution in an amount equal to (1) minus (2) below:

(1)

The matching contributions (as defined in 26 CFR section 1.401(m)-1(a)(2) (“QP Match”)) that the Participant would have received under the QP on the sum of the Deferral Contributions and the Participant’s QP Deferrals, determined as though –

•	No limits otherwise imposed by the tax law applied to such QP Match; and
•	The Participant’s Deferrals Contributions had been made to the QP.

(2)	The QP Match actually made to such Participant under the QP for the applicable plan year.

Provided, however, that the Matching Contributions made on behalf on any Participant pursuant to this Section 5.01(a)(i)(D) shall be limited as provided in Section 5.1 hereof.

(E)      ☐      Not Applicable [Proceed to Section 5.01(b)]

DRAFT

(ii)	Amount for Plan Years On and After January 1, 2020

For each Plan Year beginning on and after January 1, 2020, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(iii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A) ☐	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B) ☐	An amount determined by the Employer in its sole discretion

(C) ☐	Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D) ☒

Other: For each Participant who has made contributions pursuant to Section 4.01 hereof (“Deferral Contributions”), the Employer shall make a Matching Contribution in an amount equal to (1) minus (2) below:

(1)

The matching contributions (as defined in 26 CFR section 1.401(m)-1(a)(2) (“QP Match”)) that the Participant would have received under the SITE Centers Corp. 401(k) Plan and Trust (the “QP”) on the sum of (i) the Deferral Contributions and (ii) the maximum elective contributions (as defined in 26 CFR section 1.401(i)-(6)) permitted under Code section 402(g) or, if lesser, permitted under the terms of the QP that the Participant could have made for the Plan Year under the QP (the “Deemed QP Contributions”), determined as though –

•	No limits otherwise imposed by the tax law applied to such QP Match; and
•	The Participant’s Deferrals Contributions had been made to the QP.

(2)	The QP Match that would have been made to such Participant’s account under the QP if the Participant had made the Deemed QP Contributions to the QP for the Plan Year.

Provided, however, that the Matching Contributions made on behalf on any Participant pursuant to this Section 5.01(a)(ii)(D) shall be limited as provided in Section 5.1 hereof, to the extent applicable.

(E)      ☐      Not Applicable [Proceed to Section 5.01(b)]

DRAFT

(iii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

(A) ☒	Describe requirements:
Employed on November 30 of the applicable plan year

(B) ☐	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C) ☐	No requirements

(iv)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☒	At such times as the Employer shall determine in its sole discretion

(C) ☐	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

(D) ☐	Other:

(b)	Other Contributions

(i)	Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A) ☐	An amount equal to [insert number] % of the Participant’s Compensation

(B) ☒	An amount determined by the Employer in its sole discretion

(C) ☐	Contributions for each Participant shall be limited to $

(D) ☐	Other:

(E) ☐	Not Applicable [Proceed to Section 6.01]

DRAFT

(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A) ☐	Describe requirements:

(B) ☒	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C) ☐	No requirements

(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A) ☐	As of the last day of the Plan Year

(B) ☒	At such time or times as the Employer shall determine in its sole discretion

(C) ☐	Other:

(c)	No Employer Contributions

☐	Employer contributions are not permitted under the Plan.

DRAFT

6.01	DIStributions

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a)	Timing of Distributions

(i)	All distributions shall commence in accordance with the following [choose one]:
	(A) ☐	As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).
	(B) ☒	Monthly on specified day 15th [insert day]
	(C) ☐	Annually on specified month and day [insert month and day]
	(D) ☐	Calendar quarter on specified month and day [ month of quarter (insert 1,2 or 3); __ day (insert day)]

(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:
	(A) ☐	Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for months [insert number of months].
(B) ☐

Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

	(C) ☐	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:
.
.

	(D) ☒	Not applicable.

DRAFT

(b)	Distribution Events

Participants may elect the following payment events and the associated form or forms of payment. If multiple events are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

		Lump Sum	Installments

(i) ☐	Specified Date		years

(ii) ☒	Specified Age	✓	1-10 years

(iii) ☐	Separation from Service		years

(iv) ☒	Earlier of Separation from Service plus 6 months or Age	✓	1-10 years

(v) ☒	Separation from Service plus 6 months	✓	1-10 years

(vi) ☐	Retirement		years

(vii) ☐	Retirement plus 6 months		years

(viii) ☐	Retirement plus months [not to exceed months]		years

(ix) ☐	Disability		years

(x) ☐	Death		years

(xi) ☐	409A Change in Control		years

If a Participant elects a Specified Date or a Specified Age as a payment event, the Specified Date or the date on which the Specified Age will occur can be no earlier than January 1 of the third calendar year following the calendar year to which the Compensation being deferred relates.  For example, if a Participant is deferring Compensation that will relate to services performed in 2015, that Participant cannot elect a Specified Date or a Specified Age that will occur prior to January 1, 2018.

Installments may be paid [select each that applies]

☒	Monthly
☐	Quarterly
☒	Annually

(c)	Specified Date and Specified Age elections may not extend beyond age

70

DRAFT

(d)	Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS	FORM OF PAYMENT
☐	Separation from Service		Lump sum	Installments
☐	Separation from Service before Retirement		Lump sum	Installments
☒	Death	✓	Lump sum	Installments
☒	Disability	✓	Lump sum	Installments
☐	Not Applicable

(e)	Involuntary Cashouts

☒

If the Participant’s vested Account at the time his Account becomes payable does not exceed $50,000 distribution of the vested Account shall automatically be made in the form of a single lump sum at the time the first payment of such Account would have otherwise been paid in accordance with Section 9.5 of the Plan.

☒

If the Participant’s total balance in his Account, in addition to the Participant’s balances and accounts under any other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan with the Plan under Treasury Regulation Section 1.409A-1(c)(2) (the “Aggregate Account Balance”), is less than the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code, then SITE Centers Corp. may, in the discretion of the Compensation Committee of the Board of Directors of SITE Centers Corp. or any Executive Vice President acting on behalf of SITE Centers Corp., pay the Participant’s entire Aggregate Account Balance in an immediate lump sum in accordance with Section 409A of the Internal Revenue Code.  Any such exercise of discretion shall be evidenced in writing not later than the date of payment.  In no event will a Participant have discretion to determine whether his or her Aggregate Account Balance will be paid in an immediate lump sum pursuant to this Section 6.01(e).

☐	There are no involuntary cashouts.

DRAFT

(f)	Retirement

☐	Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

☒	No special definition of Retirement applies.

(g)	Distribution Election Change

A Participant

☒	Shall
☐	Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan, however, a Participant may not make such an election change if it would result in a distribution commencing after the date the Participant attains age 70.

A Participant shall generally be permitted to elect such modification an unlimited number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections

The Plan Sponsor

☒	Has
☐	Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.  If a single election of a time and/or form of payment is required, the Participant will make such election at the time he first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.

DRAFT

7.01	VESTING

(a)	Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

☒	Years of Service	Vesting %
	0	0 (insert ‘100’ if there is immediate vesting)
	1	20
	2	40
	3	60
	4	80
	5	100

☐	Other:

☐	Class year vesting applies.

☐	Not applicable.

(b)	Other Employer Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☒	Years of Service	Vesting %
	0	0	(insert ‘100’ if there is immediate vesting)
	1	33
	2	67
	3	100
	4
	5
	6
	7
	8
	9

☐	Other:

☐	Class year vesting applies.

☐	Not applicable.

DRAFT

(c)	Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events [while the Participant is an employee of the Employer]: [select the ones that are applicable]:

(i) ☒	Death

(ii) ☒	Disability

(iii) ☒	Vesting Change in Control (as defined in Section 11.03)

(iv) ☐	Eligibility for Retirement

(v) ☐	Other:

(vi) ☐	Not applicable.

(d)	Years of Service

(i)	A Participant’s Years of Service shall include all service performed for the Employer and

☐	Shall
☒	Shall Not

include service performed for the Related Employer.

(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)

(A) ☒	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B) ☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4

(C) ☐	The Participant’s Years of Service credited under [insert name of plan]

(D) ☐	Other:

(iv)	☐ Not applicable.

DRAFT

8.01	UNFORESEEABLE EMERGENCY

(a)A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

☒	Will
☐	Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

☒	Will
☐	Will Not

be cancelled.  If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

DRAFT

9.01	INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

(a) ☒	The Participant or his Beneficiary

(b) ☐	The Employer

DRAFT

10.01TRUST

The Employer [select one]:

☒	Does
☐	Does Not

intend to establish a rabbi trust as provided in Article 11 of the Plan.

DRAFT

11.01	TERMINATION UPON 409A CHANGE IN CONTROL

The Plan Sponsor

☒	Reserves
☐	Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a 409A Change in Control as described in Section 10.2.

11.02	AUTOMATIC DISTRIBUTION UPON 409A CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐	Shall
☒	Shall Not

automatically be paid as a lump sum payment upon the occurrence of a 409A Change in Control as provided in Section 9.7.

11.03	VESTING CHANGE IN CONTROL AND 409A CHANGE IN CONTROL

(a)	A “Vesting Change in Control” for purposes of accelerated vesting under Section 7.01(c) means the occurrence of any of the following events:

(i) consummation of a consolidation or merger in which SITE Centers Corp. is not the surviving corporation, the sale of substantially all of the assets of SITE Centers Corp., or the liquidation or dissolution of SITE Centers Corp.;

(ii) any person or other entity (other than SITE Centers Corp. or a Subsidiary or any SITE Centers Corp. employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Common Shares (or securities convertible into Common Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors of SITE Centers Corp., or becomes the beneficial owner of securities of SITE Centers Corp. representing 30% or more of the voting power of SITE Centers Corp.’s outstanding securities without the prior consent of the Board of Directors of SITE Centers Corp.; or

(iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors of SITE Centers Corp. cease to constitute a majority of the Board of Directors of SITE Centers Corp.; provided, that any person becoming a director of SITE Centers Corp. during such two-year period whose election, or nomination for election by SITE Centers Corp.’s shareholders, was  approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board of Directors of SITE Centers Corp. (either by a specific vote or by approval of SITE Centers Corp.’s proxy statement in which such person is named as a nominee of SITE Centers Corp. for director), but excluding for this purpose any person whose initial assumption of office as a director of SITE Centers Corp. occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of SITE Centers Corp. or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board of Directors of SITE Centers Corp., shall be considered as though such person was a member of the Board of Directors of SITE Centers Corp. at the beginning of such period.

DRAFT

For purposes of this Section 11.03(a), “Subsidiary” means a corporation, company or other entity (A) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (B) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by SITE Centers Corp.

For purposes of this Section 11.03(a), “Common Shares” means the common shares of SITE Centers Corp., $0.10 par value per share, or any security into which such common shares may be changed by reason of a stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of SITE Centers Corp., any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(b)	A “409A Change in Control” includes the following [select each definition that applies]:

(i)	☒ A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(ii)	☒ A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(iii)	☒ A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(iv)	☐ Not Applicable.

DRAFT

12.01	GOVERNING STATE LAW

The laws of Ohio shall apply in the administration of the Plan to the extent not preempted by ERISA.

EXECUTION PAGE

The Plan Sponsor has caused this Adoption Agreement to be executed this 5th day of June, 2019.

PLAN SPONSOR:	/s/ Lori D. Parsons
By:	Lori D. Parsons
Title:	Vice President of Human Resources

APPENDIX A

SPECIAL EFFECTIVE DATES

Not Applicable